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Confidential                                                      EXHIBIT 10.18


                             OUTLET CENTER AGREEMENT


This outlet center agreement ("Agreement") is entered into as of December 28, 2000 ("Effective Date"), by and between At Home Corporation, a Delaware corporation located at 450 Broadway, Redwood City, CA 94063 ("Excite" or "Excite@Home") and FairMarket, Inc., a Delaware corporation located at 500 Unicorn Park Drive, Woburn, Massachusetts 01801 ("FairMarket" or "Services Provider").

                                    RECITALS

A. Excite maintains a site on the Internet at HTTP://WWW.EXCITE.COM which, among other things, allows users to search for and access content and other sites on the Internet (collectively, the "Excite Site").

B. Excite@Home maintains a broadband Internet service currently available to subscribers of high-speed Internet connectivity ("Broadband Service"). Excite Site and Broadband Service, collectively defined as "Excite Network".

C. FairMarket maintains a network of private label Internet sites developed, hosted and maintained by FairMarket on behalf of third parties, located on FairMarket's operating platform in the United States and directed primarily at residents of the United States (the "FairMarket Network"), which sites, among other things, enable its merchant customers to conduct online auctions and/or utilize other ecommerce services provided by FairMarket.

D. Excite wishes FairMarket to develop and maintain an Excite-FairMarket co-branded version of FairMarket's off price "Outlet Center" service offering (the "Excite Outlet Center") that provides discount shopping. The Excite Outlet Center will include but is not limited to the following categories: computers, jewelry, apparel, consumer electronics/photo and sports. The Excite Outlet Center will include FairMarket's merchant auction, falling price and fixed price formats.

1.   CONTENT AND PROMOTION

     a) The Excite Outlet Center will be promoted through various areas of the Excite Network at Excite@Home's discretion, which may include links from the Excite.com home page ("My Excite Start Page" or "MESP"), shopping, directory, and other areas defined by Excite.

     b) Excite@Home will be responsible for the definition and placement of the links to the Excite Outlet Center and will collaborate with FairMarket on their development and placement in order to drive traffic to the Excite Outlet Center.

     c) Without limiting the generality of Section 1(a), (i) Excite will use commercially reasonable efforts to provide 700,000 clickthroughs from the Excite Site to the Excite Outlet Center during each of the first two calendar quarters following the Effective Date and (ii) thereafter, for the remainder of the term of this Agreement, Excite will use commercially reasonable efforts to promote the Excite Outlet Center from the home page of the Excite Shopping channel.

2.   EXCITE OUTLET CENTER

     a) FairMarket will create an Excite Outlet Center utilizing FairMarket's Outlet Center service (the "Outlet Center Service") that will include content and functionality as described in Exhibit A and on which listings of FairMarket's merchant customers will be made available for display to, for bidding and purchase by, users of the Excite Network.

     b) FairMarket will design and create the web pages for the Excite Outlet Center. FairMarket will implement the User Interface (as defined below) in a manner that will as far as is reasonably practicable be in accordance with Excite@Home design/user interface guidelines as described in Exhibit A or as reasonably changed by Excite@Home with the approval of FairMarket, such approval not to be

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          unreasonably withheld. The User Interface guidelines include but are not limited to page weight targets, number of server calls per page, header, footer, universal site vertical navigation and other design/user interface standards. "User Interface" means the overall look and feel (branding, font, navigation and color scheme) of the border areas of the Excite Outlet Center pages. The Excite Outlet Center will carry both Excite branding and FairMarket branding, with Excite being the primary Excite Outlet Center brand and the sole non-FairMarket site-related brand. The "look and feel" of the User Interface will be consistent with the "look and feel" of the Excite Site, or as otherwise determined by Excite@Home, subject to the foregoing. Excite@Home will have final approval over the "look and feel" of the User Interface of the Excite Outlet Center.

     c) The Excite Outlet Center will be a separate and distinct site in the FairMarket Network that is operated by FairMarket. FairMarket shall, during the term, remain in compliance with the standards set forth inthe Service Level Agreement ("SLA") defined in Exhibit B.

     d) FairMarket will have sole responsibility for developing, hosting and maintaining, at its sole expense, the Excite Outlet Center and any updates thereto. FairMarket will have the right to improve, enhance and modify the Outlet Center Service on a periodic basis, provided that FairMarket shall not make any such change that would significantly affect the operation of the Outlet Center Service without the approval of Excite, such approval not to be unreasonably withheld, provided further that if such change relates to an integral functionality of the Outlet Center Service (i.e., such change cannot be "turned off" with respect to the Excite Outlet Center alone) then FairMarket shall so notify Excite and Excite will have the right, during the 30-day period following delivery of such notice, to terminate this Agreement upon 5 days prior written notice to FairMarket. Each party will bear any costs of developing and maintaining any required user interface or co-branding most closely under its control. Each party shall make reasonable commercial efforts to cooperate with the other party to further any mutual essential purpose of this Agreement.

     e) The Excite Outlet Center will have the URL designated and obtained by Excite or will be masked to a reasonable URL to be determined by Excite and shall conform to third party requirements that allow Excite to report the page views of the Excite Outlet Center and receive the appropriate third party (including but not limited to Media Metrix) page view credit.

     f) In the event that Excite@Home desires to add features, tools and/or content ("Additional Functionality") to the Excite Outlet Center, FairMarket will have fifteen (15) business days to respond to Excite@Home's written request to provide the Additional Functionality; and thirty (30) days after such response to deliver any accepted Additional Functionality to Excite@Home. FairMarket is under no obligation to provide any requested Additional Functionality. Should FairMarket choose not to provide, or is not able to provide any such requested Additional Functionality within the timetable described above, Excite@Home may enter into an agreement with a third party to obtain such requested Additional Functionality and incorporate it into the Excite Network, as long as such Additional Functionality does not adversely impair FM's ability to develop, host and maintain the Excite Outlet Center. Should FairMarket choose to provide any such requested Additional Functionality within the timetable, FairMarket will provide such Additional Functionality at a mutually agreed price, but in no case more than FairMarket's published Standard Professional Services rate.

3.   EXCLUSIVITY

     The Excite Outlet Center will be mutually non-exclusive (e.g., the parties agree there shall be no expectation of exclusivity by either party. By way of example and not limitation, FairMarket may maintain its own version of the Outlet Center or provide versions of the Outlet Center to other third parties, and Excite may enlist discount shopping services and related program offerings by vertical and/or by type of service from other third party providers, e.g. discount music products from EXCITE@HOME'S music store provider, group buy opportunities for camera equipment within photos, etc.)

4.   PAYMENTS


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     a)   Excite agrees to pay FairMarket a $10,000 one-time set-up fee
          (covering all FairMarket standard site set-up ) which fee shall be payable thirty (30) days after the execution of this Agreement. If Excite@Home, at its discretion, asks FairMarket to provide additional Excite Outlet Center specific features, functions or enhanced integration that are not part of the FairMarket standard site set-up, FairMarket will, at its discretion provide such additional work at a mutually agreed price, but in no case more than FairMarket's then current published Standard Professional Services rate.

     b) FairMarket will not charge Excite any hosting/application fee(s) regardless of the pageview traffic in the Excite Outlet Center.

     c) Excite will be solely responsible for all banner ad serving, targeting and selling on the Excite Outlet CenterExcite will pay FairMarket, on a quarterly basis, twenty per cent (20%) of "Net Advertising Revenue" (gross advertising revenue less sales costs not to exceed fifteen per cent (15%)) collected from such advertising.

          Payments will be made to FairMarket monthly 30 days after the end of each calendar month.

     d) FairMarket will be solely responsible for selling, producing and serving all of the merchandising packages, including sponsorships and merchant listing fees if applicable (the pricing of such packages to be determined by FairMarket in its sole discretion), in the Excite Outlet Center. FairMarket will pay Excite a percentage of the merchandising revenue FairMarket receives from merchandising that FairMarket serves on the Excite Outlet Center, net of actual payment processing costs (not to exceed 2.5%) per the following formula:

                  67% of (Total Monthly FairMarket Outlet Center Related Merchandising Revenue) multiplied by (Excite Monthly Outlet Center pageviews) divided by (Total FairMarket Monthly Network-wide Outlet Center pageviews).

          Payments will be made to Excite monthly 30 days after the end of each calendar month.

     e) FairMarket will be responsible for transmitting to the respective merchant, order fulfillment information with respect to listings sold on the Excite Outlet Center as is in FairMarket's possession (e.g., purchase or winning bid price, user name and email address, etc). With respect to each listing that is displayed and sold on the Excite Outlet Center through the Outlet Center Service, FairMarket will pay Excite an amount equal to sixty-seven percent (67%) of the percentage transaction fees received by FairMarket from its merchant customers in respect of such sale, net of actual payment processing costs (not to exceed 2.5%). Payments will be made to Excite monthly 30 days after the end of each calendar month.

5.   REGISTRATION/DATA OWNERSHIP/USAGE REPORTS / USER DATA

     a) For the purpose of this Agreement, "User Data" shall mean all information submitted by or collected on a user of the Excite Outlet Center through or in connection with the use by any such user of the Excite Outlet Center ("User"). "Individually Identifiable User Data" shall mean any data which can be reasonably used to identify a specific individual including without limitation name, address, phone number, etc.

     b) Both parties acknowledge that any individual user of the Internet could be a customer of Excite and/or FairMarket through activities unrelated to this Agreement. Both parties further acknowledge that any User Data gathered independent of this Agreement, even for Users that utilize both party's services, shall not be covered by this Agreement.

     c) Each of FairMarket and Excite@Home will be deemed to be the owner of and will each have all rights permitted by applicable law to any User Data obtained through this Agreement and to use the same in its discretion, subject to applicable law, the following provisions of this Section 5 and the provisions of the Excite@Home privacy policy. The storage by each party of User Data will comply with the Excite@Home written security and privacy guidelines, as they may be reasonably

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          changed from time to time and, on request, delivered to FairMarket in writing. Excite will have access to User Data via the FairMarket Administrative Module. Upon expiration or termination of this Agreement, FairMarket will provide to Excite any User Data not available to Excite at the time of such termination or expiration; such User Data will be provided in an electronic format to be agreed upon by the parties and will be provided to Excite within thirty (30) days following such termination or expiration.

     d) Excite hereby grants FairMarket a royalty-free, nonexclusive, limited license to use User Data only as follows in this Section 5d:
          1)FairMarket shall be able to utilize aggregate User Data during the term of this Agreement for the purposes of improving the Excite Outlet Center. 2) FairMarket may utilize, at its sole discretion, aggregated data from the Excite Outlet Center when aggregated with data from FairMarket's other customers; the provisions of this sentence shall survive the termination or expiration of this Agreement. 3) During the term of this Agreement, FairMarket may use User Data in connection with the provision by FairMarket to Users, either individually or in the aggregate, of opt-in marketing programs (whereby, for example, losing bidders may be offered products comparable to the item that they bid on).

     e) Both parties agree that they will not sell or transfer (other than in connection with an assignment permitted under Section 15(a)) or rent the Individually Identifiable User Data to any third party, nor will either party use said Individually Identifiable User Data on behalf of any third party, without the express permission of the User, nor will either party disclose Individually Identifiable User Data to any third party except as permitted by the terms of the privacy policy applicable to the Excite Outlet Center or with the express permission of the User or, in the case of a proposed disclosure by FairMarket, the express permission of Excite. In such cases where User permission for dissemination of Individually Identifiable User Data is required and has been obtained, the disseminating party shall use all reasonable efforts to include and enforce within such dissemination contracts or agreements a requirement for the inclusion of an unsubscribe feature in all email communications generated by, or on behalf of, third party users of said Individually Identifiable User Data.

     f) Excite@Home may, at its discretion, require FairMarket, on a one-time basis, to reasonably integrate the Excite Outlet Center with Excite@Home's Universal Registration System ("URS") if FairMarket desires to introduce features or functionality to the Excite Outlet Center that requires separate user registration in order to use such feature sets. In such event, FairMarket will so integrate the Excite Outlet Center at its own cost according to Excite@Home's technical and operational specifications. Launch of any such registration based feature sets will not precede integration with Excite's URS.

     g) FairMarket agrees not to use User Data to directly or indirectly solicit or contact any Excite@Home users who are not also Users, either individually or in the aggregate, during the term and for a period of twelve (12) months following the expiration or termination of this Agreement.

     h) FairMarket will provide Excite access to usage reports via standard FairMarket Administration Module tools or a separate custom monthly report (or a combination thereof) containing the information set forth in Exhibit C ("Usage Reports"). The parties may, by mutual written agreement, alter the content of the Usage Reports.

6.   QUALITY/CUSTOMER SUPPORT

     FairMarket shall comply with the Service Level Agreement (as defined in Exhibit B). Specifically, and in addition to Exhibit B, FairMarket will:

     a) Answer and/or fix significant bug reports on the Excite Outlet Center within the applicable time periods specified in Exhibit B;

     b) Copy Excite@Home on all customer service related correspondence with Users;

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     c)   Not send direct or indirect mailings to Excite@Home users (other than
          Users) without prior consent of Excite@Home; excluding opt-in merchandising electronic circulars; and

     d) Devote such operational resources as are necessary to enable Fairmarket to perform its obligations under this Agreement in all material respects.

7.   TERM

          The initial term of this Agreement will be eighteen (18) months commencing on the Effective Date and ending on June 30, 2002, subject to the last paragraph of Exhibit A. Upon expiration of the initial term, this Agreement will automatically renew for one twelve (12) month term unless canceled in writing by either party at least thirty (30) days prior to the end of the initial term.

8.   TERMINATION

     a) Either party may terminate this Agreement if the other party breaches any material obligation hereunder and such breach remains uncured for thirty (30) days following the receipt of written notice to the breaching party of the breach and the notifying party's intention to terminate.

     b) Notwithstanding the provisions set forth in Section 8(a) above, Excite shall have the following termination rights:

          i. In the event that the Excite Outlet Center is available to users less than ninety-nine percent (99%) of each calendar month for two (2) consecutive calendar months (excluding the effect of any action taken by Excite or of any occurrence outside FairMarket's reasonable control) , Excite may immediately terminate this Agreement by written notice to FairMarket, without a cure period.

          ii. If ,after 120 days following the Effective Date, the quality of the Excite Outlet Center is not at least comparable on average to other comparable services on the Internet, based on ranking by a cross-section of third party reviewers (to be recommended by Excite and approved by FairMarket, such approval not to be unreasonably withheld) in terms of features and functionality including user interface, product services, accessibility and reliability (the "Default Standard"), Excite shall notify FairMarket in writing, and FairMarket shall use all commercially reasonable efforts to bring the Excite Outlet Center to the Default Standard. If Excite reasonably determines that FairMarket has not met the Default Standard within thirty (30) days following such notification, Excite shall so notify FairMarket in writing. If Excite reasonably determines that FairMarket has not met the Default Standard within sixty (60) days following Excite's initial notification, Excite may immediately terminate this Agreement by written notice to FairMarket and without a further cure period.


          iii. In the event that any undisputed payment by either party to the other remains unpaid after it is due, the unpaid party shall notify the other of such delinquency and of the unpaid party's intention to terminate, and the other party shall have five (5) business days to cure, after which, if any portion remains unpaid, the unpaid party may immediately terminate this Agreement by written notice to the other and without a further cure period.

          iv. During the term of this Agreement, in the event that an Excite Named Competitor acquires FairMarket, or merges with FairMarket or acquires control of all or substantially all of FairMarket's assets, Excite may terminate this Agreement by providing ninety
                (90) days written notice within ninety (90) days of Excite's notification of such merger or acquisition. Should Excite choose not to terminate this Agreement during this period, FairMarket will continue to provide Excite with a level of service, which is, at a minimum, consistent with that level of service described herein . For purposes of this Section, "Excite Named Competitor" means the following entities:

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                America OnLine/TW, Alta Vista, Ask.com, Go Network, Goto.com,
                Go2net.com, Juno, LookSmart, Lycos, Microsoft/MSN, Miningco.co/About.com, NBCi, Yahoo/ Broadcast.com,/Geocities

     c) Upon termination of this Agreement, Excite and the Excite Network shall immediately discontinue all use of the Excite Outlet Center and the Outlet Center Service and return to FairMarket, or destroy, all intellectual property belonging to FairMarket.

     d) All payments that have accrued prior to the termination or expiration of this Agreement will be payable in full within thirty (30) days of such termination or expiration.

     e) The provisions of Section 10 a) and b), (Trademark Ownership); Section 11 (Confidentiality); Section 12 (Warranty and Indemnity);Section 13 (Limitation of Liability); Section 14 (Dispute Resolution) and Section 15 b) (Choice of Law) shall survive any termination or expiration of this Agreement.

9.   SERVICE OWNERSHIP AND LICENSE

     FairMarket will retain all right, title and interest in and to its service worldwide (including, but not limited to, ownership of all copyrights and other intellectual property rights therein). During the term of this Agreement, and subject to the terms and conditions of this Agreement, FairMarket hereby grants to Excite a royalty-free, non-exclusive license to publicly display the Excite Outlet Center in accordance with this Agreement.

10.      TRADEMARK OWNERSHIP AND LICENSE

     a) FairMarket will retain all right, title and interest in and to its trademarks, service marks and trade names ("Marks") worldwide, subject to the limited license granted to Excite hereunder.

     b) Excite will retain all right, title and interest in and to its Marks worldwide, subject to the limited license granted to FairMarket hereunder.

     c) Each party ("Licensor") hereby grants to the other a non-exclusive, limited license to use Licensor's Marks only as specifically described in this Agreement. All such use shall be in accordance with Licensor's reasonable policies regarding advertising and trademark usage, as shall be established or changed from time to time, in each party's sole discretion, and furnished to the other party in writing. Each party agrees not to challenge any rights of the other party to the other party's Marks or to pursue ownership or registration of such Marks or any confusingly similar Marks anywhere in the world.

     d) Upon the expiration or termination of this Agreement, each party will cease using the Marks of the other except:

          i.    As the parties may agree in writing; or

          ii.   To the extent permitted by applicable law.

11.  CONFIDENTIALITY

     a) For the purposes of this Agreement, "Confidential Information" means information about the disclosing party's (or its customers', suppliers' or affiliates') business or activities that is proprietary and confidential, which shall include all business, financial, technical and other information of a party marked or designated by such party as "confidential" or "proprietary"; or information which, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as confidential.

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     b)   Confidential Information will not include information that (i) is in or enters the public domain without breach of this Agreement, (ii) the receiving party lawfully receives from a third party without restriction on disclosure and without breach of a nondisclosure obligation or (iii) the receiving party knew prior to receiving such information from the disclosing party or develops independently.

     c) Each party agrees (i) that it will not disclose to any third party or use any Confidential Information disclosed to it by the other except as expressly permitted in this Agreement and (ii) that it will take all reasonable measures to maintain the confidentiality of all Confidential Information of the other party in its possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar importance.

     d) Notwithstanding the foregoing, each party may disclose Confidential Information (i) to the extent required by a court of competent jurisdiction or other governmental authority or otherwise as required by law or (ii) on a "need-to-know" basis under an obligation of confidentiality to its legal counsel, accountants, banks and other financing sources and their advisors.

     e) The terms and conditions of this Agreement will be deemed to be the Confidential Information of each party. Notwithstanding the foregoing, Excite acknowledges that FairMarket intends to publicly announce the existence and terms of this Agreement and that FairMarket may be required to file this Agreement as an exhibit to a report filed by it under the Securities Exchange Act of 1934, as amended, in accordance with the rules and regulations under such Act (or, if applicable, pursuant to the Securities Act of 1933, as amended, and the rules and regulations thereunder) or the rules of the NASDAQ. Excite hereby consents to such public announcement provided that FairMarket notifies Excite at least 24 hours in advance of such announcement and provides Excite with a reasonable opportunity to review the text of such announcement regarding the existence and terms of this Agreement.

12.  WARRANTY AND INDEMNITY

     a) Each of FairMarket and Excite warrants that it owns, or has obtained all necessary rights to distribute and make available as specified in this Agreement, any and all information, service or content provided to the other party or made available to third parties in connection with this Agreement, including without limitation in the case of FairMarket, the FairMarket Auction Service(s).

     b) Each of FairMarket and Excite will indemnify, defend and hold harmless the other party, its affiliates, officers, directors, employees, consultants and agents from any and all third party claims, liability, damages and/or costs (including, but not limited to, reasonable attorneys fees) arising from:

          i) The breach of any warranty, representation or covenant by FairMarket or Excite, as applicable, in this Agreement; or

          ii) Any claim that the Excite Outlet Center or any all information, service or content provided to Excite or FairMarket, as applicable or made available to third parties by FairMarket or Excite, as applicable, in connection with this Agreement infringes or violates any third party's copyright, patent, trade secret, trademark, right of publicity or right of privacy or contains any defamatory content.

          iii) A party seeking indemnification hereunder will promptly notify the other party of any and all such claims and will reasonably cooperate with such other party in the defense and/or settlement thereof; provided that, if any settlement requires an affirmative obligation of, results in any ongoing liability to or prejudices or detrimentally impacts the indemnified party in any way and such obligation, liability, prejudice or impact can reasonably be

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                expected to be material, then such settlement shall require the indemnified party's written consent (not to be unreasonably withheld or delayed) and the indemnified party may, at its sole cost and expense, have its own counsel in attendance at all proceedings and substantive negotiations relating to such claim.

     c) EXCEPT AS SPECIFIED IN THIS AGREEMENT, INCLUDING ALL EXHIBITS, NEITHER PARTY MAKES ANY WARRANTY IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT AND HEREBY SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE REGARDING SUCH SUBJECT MATTER.

13.  LIMITATION OF LIABILITY

EXCEPT UNDER SECTION 12 (WARRANTY AND INDEMNITY), IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, WHETHER OR NOT THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THE LIABILITY OF A PARTY FOR DAMAGES OR ALLEGED DAMAGES HEREUNDER, WHETHER IN CONTRACT, TORT OR ANY OTHER LEGAL THEORY, IS LIMITED TO, AND WILL NOT EXCEED, THE AMOUNTS ACTUALLY PAID BY THE OTHER PARTY TO SUCH PARTY HEREUNDER.

14.  DISPUTE RESOLUTION

     a) The parties agree that any breach of either of the parties' obligations regarding trademarks, service marks or trade names and/or confidentiality would result in irreparable injury for which there is no adequate remedy at law. Therefore, in the event of any breach or threatened breach of a party's obligations regarding trademarks, service marks or trade names or confidentiality, the aggrieved party will be entitled to seek equitable relief in addition to its other available legal remedies in a court of competent jurisdiction.For the purposes of this Section 14 a) only, subject to Section 15 b) (Governing Law - California) the parties consent to venue in either the state courts of the county in which the defendant has its principal place of business or the United States District Court for the district in which the defendant has its principle place of business

     b) In the event of disputes between the parties arising from or concerning in any manner the subject matter of this Agreement, other than disputes arising from or concerning trademarks, service marks or trade names and/or confidentiality, the parties will first attempt to resolve the dispute(s) through good faith negotiation. In the event that the dispute(s) cannot be resolved through good faith negotiation, the parties will refer the dispute(s) to a mutually acceptable mediator. For the purposes of this Section 14 b) only, subject to
          Section 15 b) (Governing Law - California) the parties consent to venue for mediation in the county in which the defendant has its principal place of business.

     c) In the event that disputes between the parties arising from or concerning in any manner the subject matter of this Agreement, other than disputes arising from or concerning trademarks, service marks or trade names and/or confidentiality, cannot be resolved through good faith negotiation and mediation, the parties will refer the dispute(s) to the American Arbitration Association for resolution through binding arbitration by a single arbitrator pursuant to the American Arbitration Association's rules applicable to commercial disputes. For the purposes of this Section 14 c) only, subject to Section 15 b) (Governing Law - California) the parties consent to venue for arbitration in the county in which the defendant has its principal place of business.

15.  GENERAL

     a) Assignment. Neither party may assign this Agreement, in whole or in part, without the other party's written consent (which will not be unreasonably withheld), except that no such consent will be required in connection with a merger, reorganization or sale of all, or substantially all, of such

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

          party's capital stock or assets. Any attempt to assign this Agreement other than as permitted above will be null and void.

     b) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California, notwithstanding the actual state or country of residence or incorporation of FairMarket.

     c) Notice. Any notice under this Agreement will be in writing and delivered by personal delivery, express courier, confirmed facsimile, confirmed email or certified or registered mail, return receipt requested, and will be deemed given upon personal delivery, one (1) day after deposit with express courier, upon confirmation of receipt of facsimile or email or five (5) days after deposit in the mail. Notices will be sent to a party at its address set forth below or such other address as that party may specify in writing pursuant to this Section.

     d) No Agency. The parties are independent contractors and will have no power or authority to assume or create any obligation or responsibility on behalf of each other. This Agreement will not be construed to create or imply any partnership, agency or joint venture.

     e) Force Majeure. Any delay in or failure of performance by either party under this Agreement caused by any occurrence beyond the reasonable control of such party including, but not limited to, acts of God, power outages and governmental restrictions will not be considered a breach of this Agreement and such performance will be excused for the number of days such occurrence reasonably prevents performance, but in no case will such excuse extend beyond six (6) months.

     f) Severability. In the event that any of the provisions of this Agreement are held by to be unenforceable by a court or arbitrator, the remaining portions of this Agreement will remain in full force and effect.

     g) Entire Agreement. This Agreement is the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding any prior agreements and communications (both written and oral) regarding such subject matter. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the Effective Date.

At Home Corporation                          FairMarket, Inc.

By:   /s/ Byron W. Smith                     By: /s/ Eileen Rudden
   --------------------------------------       --------------------------------


Name: Byron W. Smith                         Name: Eileen Rudden
     ------------------------------------         ------------------------------

Title: EVP, Consumer Broadband Svcs & Cmc    Title: CEO
       ----------------------------------          -----------------------------

Date: 12/28/00                               Date: 12/28/00
      -------------------------------------        -----------------------------




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                                     3/20/01
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